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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 750,000 shares of Carmike Cinemas, Inc. Class A Common Stock under the Carmike Cinemas, Inc. 1998 Class A Stock Option Plan of our report dated February 2, 1998 with respect to the consolidated financial statements of Carmike Cinemas, Inc. and subsidiaries included in its Annual Report (Form 10-K), for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                   /S/ ERNST & YOUNG LLP

Columbus, Georgia
May 18, 1998